                       AMENDMENT NO. 2 TO
                        RIGHTS AGREEMENT


     This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "AMENDMENT") is entered into by Forest Oil Corporation, a New York corporation (the "COMPANY"), and ChaseMellon Shareholder Services L.L.C., a New York limited liability company, as rights agent (the "RIGHTS AGENT"), this 25th day of June 1998.

     The Company and the Rights Agent entered into a Rights Agreement dated as of October 14, 1993 and amended as of July 27, 1995 (the "RIGHTS AGREEMENT").

     The Board of Directors of the Company (the "BOARD"), in approving that certain Purchase and Sale Agreement dated as of April 6, 1998 (the "PURCHASE AND SALE AGREEMENT"), between the Company and The Anschutz Corporation (the "PURCHASER"), also approved certain amendments to the Rights Agreement; and

     NOW, THEREFORE, the parties agree as follows (terms used but not otherwise defined herein shall have the same meanings as in the Purchase and Sale Agreement):

     1. Notwithstanding any other provision of the Rights Agreement, (a) the execution or the delivery of one or more of the Transaction Documents or the conclusion of one or more of the Transactions (including, without limitation
(i) the acquisition by the Purchaser or any of its Affiliates of the Forest Shares and (ii) the "beneficial ownership" (as defined in the Rights Agreement) by any of the Purchaser and its Affiliates of the foregoing) will not cause or permit the Rights to become exercisable, the Rights to be separated from the stock certificates to which they are attached or any provision of the Rights Agreement to apply to the Purchaser or any other person by reason of or in connection with the Transaction Documents or the Transactions, including, without limitation, the designation of the Purchaser or any other person as an Acquiring Person (as defined in the Rights Agreement) the occurrence of a Distribution Date (as defined in the Rights Agreement) and the occurrence of a Shares Acquisition Date (as defined in the Rights Agreement), and (b) for purposes of this Rights Agreement, none of the Purchaser and its Affiliates shall at any time be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of the shares of Common Stock and other securities referred to in the preceding clause (a), provided, however, that this amendment shall not effect any amendment of the Rights Agreement with respect to the acquisition or beneficial ownership of Voting Securities (as defined in the Rights Agreement) that are not referred to in the preceding clause (a) that may be acquired or owned beneficially by any of the Purchaser and its Affiliates from time to time (other that Voting Securities acquired pursuant to or in connection with, or beneficially owned as a result of, the payment of a dividend on or split-up, merger, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or the like with respect to such Voting Securities).

     2. Except as otherwise amended herein, all provisions of the Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of such shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers, each of whom is duly authorized, as of the date first written above.

                                              FOREST OIL CORPORATION


                                        By:  /s/Daniel L. McNamara
                                           ------------------------------------
                                        Name:  Daniel L. McNamara
                                              ---------------------------------
                                        Title:  Secretary
                                               --------------------------------



                                        CHASEMELLON SHAREHOLDER SERVICES L.L.C.


                                        By:  /s/James E. Hagan
                                           ------------------------------------
                                        Name:  James E. Hagan
                                             ----------------------------------
                                        Title:  Vice President
                                               --------------------------------






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